UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.         )

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United-Guardian, Inc.

(Name of Registrant as Specified In Its Charter)

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Cover Page

UNITED-GUARDIAN, INC.
230 Marcus Boulevard   • P. O. Box 18050 • Hauppauge, NY  11788 • (631) 273-0900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
_______________________

To Be Held May 11, 2011
_________________________

To the Stockholders of UNITED-GUARDIAN, INC.:

     You are hereby notified that the annual meeting of the stockholders of UNITED-GUARDIAN, INC., a Delaware corporation (the "Company"), will be held at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Smithtown, NY 11788 on Wednesday, May 11, 2011 at 10:00 A.M. local time, for the following purposes:

     1.  To elect seven (7) directors to serve until the next annual meeting of the stockholders and until their respective successors are elected and qualified;

     2.  To ratify the appointment by the Company of Holtz Rubenstein Reminick LLP as its  independent  registered  public accounting firm for the fiscal year ending December 31, 2011; and

     3.   To transact such other matters as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 25, 2011 are entitled to notice of and to vote at the meeting.

By order of the Board of Directors
Robert S. Rubinger, Secretary
Dated: April 11, 2011

RETURN OF PROXIES

Whether or not you plan to attend, it is important that your shares be represented and voted at the annual meeting. To ensure your representation at the annual meeting, a proxy card and business reply envelopes are enclosed for your use. We urge each stockholder to vote promptly by signing and returning his or her proxy card, regardless of the number of shares held.  The giving of a proxy will not affect your right to vote in person if you attend the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 11, 2011:  You can view the Annual Report and Proxy Statement on the Company's website at www.u-g.com//corporate/2011Annual Meeting.html

UNITED-GUARDIAN, INC.
230 Marcus Boulevard • P.O. Box 18050 • Hauppauge, NY  11788 • (631) 273-0900

Proxy Statement

     The enclosed proxy is solicited by the Board of Directors of UNITED-GUARDIAN, INC. (the "Company")  for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 A.M., local time on  Wednesday, May 11, 2011 at the Sheraton  Long Island Hotel, 110 Vanderbilt  Motor Parkway, Smithtown,  NY 11788, and at any adjournments thereof. A proxy granted hereunder is revocable at any time before it is voted by (a) a duly executed proxy bearing a later date, (b) written notice to the Secretary of the Company  received by the Company at any time before such proxy is voted at the Annual Meeting, or (c) attendance at the Annual Meeting and voting in person.

     It is anticipated that the mailing of this Proxy Statement and the accompanying Proxy to stockholders will commence on or about April 11, 2011.

SOLICITATION OF PROXIES

     The persons named as proxies are Kenneth H. Globus and Robert S. Rubinger.

     All shares represented by properly executed, unrevoked proxies received in proper form and in time for use at the Annual Meeting will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the nominees to the Board of Directors listed in this Proxy Statement and in favor of the ratification of the appointment of Holtz Rubenstein Reminick LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011. If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies in a properly delivered proxy card will have the discretion to vote on those matters for the stockholder delivering the proxy card.  At the date we filed this Proxy Statement with the Securities and Exchange Commission, the Board of Directors was not aware of any other matters to be raised at the Annual Meeting.

     The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement, proxy card and any other materials enclosed, will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and employees of the Company may solicit proxies by telephone, facsimile, or personal interview. They will not receive additional compensation for their effort. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by such persons, and will reimburse such persons for their expenses in forwarding soliciting material. The Company does not anticipate paying any compensation to any other party for the solicitation of proxies.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Outstanding Shares and Voting Rights

     Only holders of record of the Company's Common Stock, par value $.10 per share ("Common Stock"), at the close of business on March 25, 2011, will be entitled to notice of and to vote at the Annual Meeting. On March 25, 2011, there were 4,596,439 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote at the Annual Meeting, which vote may be given in person or by proxy. There are no cumulative voting rights.

     Nominees for director are elected if the votes cast for a nominee’s election exceed the votes cast against that nominee’s election.

     The affirmative vote of the holders of a majority of shares of Common Stock present, in person or by proxy, and eligible to vote at the Annual Meeting is necessary for the approval of the proposal to ratify the appointment by the Company of Holtz Rubenstein Reminick LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.

     Any broker holding shares in “street name” on behalf of a stockholder is required to vote those shares in accordance with the stockholder’s instructions.  If the stockholder does not give instructions to the broker, the broker will be entitled to vote the shares with respect to discretionary items, but will not be permitted to vote the shares with respect to non-discretionary items (resulting in a “broker non-vote”).  The ratification of the selection of Holtz Rubenstein Reminick LLP is a “discretionary” item.  The election of directors is a “non-discretionary” item.

     Under Delaware law, shares as to which a stockholder abstains or withholds authority to vote and shares as to which a broker indicates that it does not have discretionary authority to vote ("broker non-votes") will be treated as present at the Annual Meeting for the purposes of determining a quorum. Proxies marked "Withhold Authority" with respect to the election of one or more directors will not be counted in determining who the seven persons are who received the greatest number of votes in the election of directors. Proxies marked "Abstain" with respect to the ratification of the appointment of Holtz Rubenstein Reminick LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011, will have the effect of a vote against ratification.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED FOR ELECTION AS DIRECTORS.

Security Ownership of Certain Beneficial Owners

     The following table sets forth the shares of the Company's Common Stock, par value $.10 per share (the only class of stock issued and outstanding), owned beneficially by each person who, as of March 25, 2011, is known by the Company to have owned beneficially more than 5% of the outstanding Common Stock. Regarding the shares referenced in footnote (1) below, the beneficial owner has both sole voting power and sole investment power, except for those shares held by his spouse as noted.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Kenneth H. Globus c/o United-Guardian, Inc.. 230 Marcus Blvd. Hauppauge, NY 11788	1,555,293	(1)	33.8%
Dr. Betsee Parker P.O. Box 2198 Middleburg, VA 20118	556,339		12.1%
Mario J. Gabelli One Corporate Center Rye, NY 10580	318,126	(2)	6.9%

(1)
Includes 569,293 shares held directly and 986,000 shares held beneficially as follows: 760,000 as joint Trustee for the Alfred Globus Testamentary Trust, as to which he has shared voting and investment power; 154,000 as sole Trustee for his daughters, as to which he has sole voting and investment power; and 72,000 shares held by his wife.

(2)
Based on statements made in filings with the Securities and Exchange Commission by Mario Gabelli, GGCP, Inc., Teton Advisors, Inc., Gabelli Funds, LLC, GAMCO Asset Management Inc. and  GAMCO Investors, Inc. Some of the shares of Common Stock beneficially owned by Mr. Gabelli are also beneficially owned by certain of the entities making the filings. However, none of such entities reported beneficial ownership of shares constituting more than 5% of the outstanding shares of Common Stock of the Company.

Related Party Transactions

     On May 17, 2010 the Company announced that the Board of Directors and the President and largest stockholder, Kenneth H. Globus, had reached agreement on the repurchase by the Company of 350,000 shares of Common Stock owned by Mr. Globus. The block of shares, which represented approximately 7% of the total shares of Common Stock outstanding, was acquired by the Company for consideration of $10.75 per share, which was a 13% discount to the weighted average closing share price for the 60 trading days prior to May 6, 2010, and a 12% discount to the closing share price on May 16, 2010. The shares that were sold had been inherited by Mr. Globus in 2009 from the founder of the Company, Alfred R. Globus, and were sold by Mr. Globus for estate planning purposes.

Security Ownership of Management

     The following information is furnished with respect to ownership of shares of Common Stock as of March 25, 2011, by each named executive officer, each Director (which includes all nominees for Director) and by all Directors and executive officers of the Company as a group (9 persons). Except as otherwise indicated, the beneficial owner has sole voting and investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Henry P. Globus	1,140		*
Robert S. Rubinger	5,137		*
Kenneth H. Globus	1,555,293	(1)	33.8%
Lawrence F. Maietta	4,000		*
Arthur M. Dresner	11,675		*
Andrew A. Boccone	0		*
Christopher W. Nolan, Sr.	0		*

All Officers and Directors as a group (9 persons)	1,589,091	(1)	34.6%

*	Less than one percent (1%)

(1)
Includes 569,293 shares held directly and 986,000 shares held beneficially as follows: 760,000 as joint Trustee the Alfred Globus Testamentary Trust, as to which he has shared voting and investment power; 154,000 as sole Trustee for his daughters, as to which he has sole voting and investment power; and 72,000 shares held by his wife.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column "(a)") (c)
Equity compensation plans approved by security holders (2004 Stock Option Plan)	0	0	500,000
Equity compensation plans not approved by security holders (none)	---	---	---
Total	0	0	500,000

DIRECTORS AND EXECUTIVE OFFICERS

Nominees for Election as Directors

     Seven directors are to be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Set forth in the table below are the names of all persons nominated for election as directors (all of whom are currently directors) by a majority of the Company’s independent directors, the principal occupation or employment of each nominee for at least the past five years, his present positions with the Company, his qualifications to serve as a director, other board memberships of public companies, and the year he was first elected a director.

Name and Position with the Company	Age	Principal Occupation, Qualifications, and other Boards	Year First Elected a Director
Henry P. Globus Director	88	From July 1988 to date, business consultant to the Company. He has leadership experience, business experience, and knowledge of the Company’s operations from over 35 years as Vice President and then Executive Vice President of the Company.	1947

Robert S. Rubinger Executive Vice President, Secretary, Treasurer, Chief Financial Officer and Director	68	From July 1988 to date, Executive Vice President and Secretary of the Company. Treasurer of the Company from May 2010 to date and previously from May 1994 to May 2004, and Chief Financial Officer of the Company from December 2006 to date. He has leadership experience, business experience, and knowledge of the Company’s operations from over 30 years as Vice President and then Executive Vice President of the Company. He holds a bachelor’s degree in Economics/Business Management from Hunter College.	1982

Kenneth H. Globus President, General Counsel and Chairman of the Board of Directors	59
From July 1988 to date, President and General Counsel of the Company.  Chief Financial Officer of the Company from November 1997 to December 2006. Chairman of the Board of Directors since September 2009. He has leadership experience, business experience, legal experience, and knowledge of the Company’s operations from over 25 years as Vice President, then President, and General Counsel of the Company, and his prior years as an attorney in private practice. He holds a bachelor’s degree in Psychology and English from SUNY at Albany, and a Juris Doctor degree from the George Washington University Law School.
			1984

Lawrence F. Maietta Director	53	Partner in the accounting firm of Bonamassa, Maietta & Cartelli, LLP, Brooklyn, NY, since October 1991. Controller of the Company from October 1991 to November 1997. He has financial experience, business experience, and an extensive knowledge of the Company’s operations. He has been a CPA and consultant preparing financial reports and tax returns for the Company and other clients for more than 25 years. He holds a bachelor’s degree in Business Administration from Niagara University, and an MBA from Hofstra University. (2)	1994

Arthur M. Dresner Director	69
Counsel to the law firm of Duane Morris LLP, New York, NY, since August 2007. He has leadership experience, legal experience, business experience, and a scientific education and background. From 1998 to 2007 he was partner and previously “Of Counsel” to the law firm of Reed Smith, LLP, New York, NY. For more than 20 years prior, he was employed by GAF Corporation and its subsidiary, International Specialty Products, Inc., Wayne, NJ, including having been Vice President of corporate development and general management for the last 8 of those years. He holds a bachelor’s degree in Engineering from Stevens Institute of Technology, and a Juris Doctor degree from St. John’s University School of Law. (1) (2)
			1997

Andrew A. Boccone Director	65	Independent business consultant since 2001. He has leadership experience, business experience, and a scientific education and background. For more than 25 years he was employed by Kline & Company, Inc., Little Falls, NJ, an international business consulting and market research firm specializing in the chemicals industry, consumer products, life sciences, and energy, including having been President from 1990 to 2001. He holds a bachelor's degree in Chemistry from Hofstra University, and an MBA from Seton Hall University. (1) (2)	2002

Christopher W. Nolan, Sr. Director	46
Managing Director since March 2006 and Executive Director from 2002 to 2006 in the Mergers and Acquisitions (M&A) group of Rabo Securities USA, Inc., an affiliate of Rabobank International, New York, NY. He has leadership experience, business experience, a scientific background and education, outside board experience, and is considered “financially sophisticated” under NASDAQ standards. From 2000 to 2002, he was a Vice President in M&A at  Deutsche Bank Securities, Inc., New York, NY. From 1992 to 2000, he was Vice President, Corporate Development and Investor Relations, at International Specialty Products, Inc., Wayne, NJ. Since June 2007, he has been a Director of The Spectrum Group, Inc., Irvine, CA, a publicly traded global collectibles network, and is currently Chairman of Spectrum’s Audit Committee and on their Compensation Committee. He holds a bachelor’s degree in Chemical Engineering from Lafayette College, and an MBA from Harvard University. (1)
			2005
(1)  Member of Audit Committee
(2)  Member of Compensation Committee

     Kenneth H. Globus is the son of Henry P. Globus. There are no other family relationships between any Director and Officer of the Company.

Executive Officers and Significant Employees

Name and Position with the Company	Age	Principal Occupation During the Past Five Years
Kenneth H. Globus President, General Counsel and Chairman of the Board of Directors	59
From July 1988 to date, President and General Counsel of the Company. Chief Financial Officer of the Company from November 1997 to December 2006. Chairman of the Board of Directors since September 2009.

Robert S. Rubinger Executive Vice President, Secretary, Treasurer, Chief Financial Officer and Director	68
From July 1988 to date, Executive Vice President and Secretary of the Company. Treasurer of the Company since May 2010 and previously from May 1994 to May 2004. Chief Financial Officer of the Company from December 2006 to date.

Joseph J. Vernice Vice President	53	From February 1995 to date, Vice President of the Company. Since 1988 Manager of Research & Development of the Company and since 1991 Director of Technical Services of the Company.

Peter A. Hiltunen Vice President	52	From July 2002 to date, Vice President of the Company. Since 1982 Production Manager of the Company.

Roseann LaCorte Controller	44
From August 2010 to date, Controller and Accounting Manager of the Company. From June 2006 to July 2010 Asst. Controller of VS Management, Inc., Ronkonkoma, NY, a human resource benefits outsourcing company, and for more than 2 years prior thereto Senior Accountant for Estee Lauder Companies, Melville, NY, a major manufacturer of cosmetic products.

Board Leadership Structure

     The Company is led by Kenneth H. Globus, who has served as President since 1988 and chairman of the board since September 2009, following the death of former chairman, Dr. Alfred R. Globus, on April 9, 2009. The full Board of Directors (the "Board") unanimously voted to have one person fill both of these positions. The Board is comprised of Mr. Kenneth Globus, two non-independent directors, and four independent directors. The Board has two standing committees comprised solely of independent directors, the audit and compensation committees. The Board also has a Stock Option Committee. Only the audit committee has a chairman.  The Board does not have a lead director as all of the independent directors have a strong knowledge of Company operations and have held leadership positions in their respective employment, both past and present. The independent directors meet in executive session at least twice per year in accordance with NASDAQ guidelines. The Company has had this same basic leadership structure since it was founded in 1942, except that the committees were not established until the 1990s. The Board believes that this leadership structure has been effective for the Company considering its size and its resources, and similar leadership structures are commonly utilized by other small public companies in the United States.

Role of the Board in Risk Oversight

     The Board views risk management as a process designed to identify, manage, and control risks that may adversely affect the Company, so that they are appropriate considering the Company's size, operations and business objectives.  The Company's risk management policies enable the Company to manage risk within acceptable limits and provide reasonable assurance of optimum corporate performance in the area of risk/return. The Board has ultimate responsibility for oversight of the Company's risk management processes, and discharges this responsibility through regular reports received from, and discussions with, senior management on all areas of material risk exposure to the Company. These reports and discussions include, among other things, operational, financial, legal and regulatory, and strategic risks. The full Board engages with the appropriate members of senior management to enable its members to understand and provide input to, and oversight of, risk identification, risk management and risk mitigation strategies. In addition, the Company's Audit Committee is responsible for evaluating and monitoring financial risks, and meets regularly in executive session without management present to, among other things, discuss the Company's risk management culture and processes. While the Board oversees the Company’s risk management, the Company’s senior management is responsible for day-to-day risk management processes.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's officers, directors and persons who own more than 10% of a class of the Company's equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on (i) a review of copies of Forms 3, 4, and 5 and any amendments thereto furnished to the Company during and with respect to the fiscal year ended December 31, 2010 and (ii) any written representations signed by reporting persons that no Form 5 is required, the Company believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis during and with respect to the fiscal year ended December 31, 2010.

Directors Meetings

     During the fiscal year ended December 31, 2010, the Board of Directors held four meetings. All Directors attended all four meetings.

     The Board of Directors has a separately-designated standing Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, to oversee the accounting and financial reporting processes of the Company and to meet and review with the Company's independent auditors the plan, scope and results of its audits. Members of the Audit Committee are Messrs. Arthur M. Dresner, the Chairman, Andrew A. Boccone, and Christopher W. Nolan, Sr. All of the Audit Committee members are independent as that term is defined in the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”), the Company’s stock exchange since March 16, 2009. Under NASDAQ rules, the Board of Directors is required to make certain findings about the independence and qualifications of the members of the Audit Committee of the Board. In addition to assessing the independence of the members under NASDAQ rules, the Board also considered the requirements of Section 10A(m)(3) and Rule 10a-3 under the Securities Exchange Act of 1934. As a result of its review, the Board determined that the Audit Committee does not have a financial expert.  However, Christopher W. Nolan, Sr., is considered “financially sophisticated” as that term is defined by NASDAQ, and Lawrence F. Maietta, a Certified Public Accountant and former member of the Audit Committee, acts as an advisor to the Audit Committee. Mr. Maietta would not be deemed independent for purposes of membership on the Audit Committee. The reason for the absence of a financial expert is that the Board of Directors determined that the expense involved did not justify recruiting one, considering Mr. Maietta's presence as an advisor and Mr. Nolan’s “financially sophisticated” status. There were four meetings of the Audit Committee during the fiscal year ended December 31, 2010. All members attended all four meetings. A copy of the Audit Committee Charter is available on the Company's website at www.u-g.com/corporate.

     During the fiscal year ended December 31, 2010, the independent directors of the Company, Messrs. Lawrence F. Maietta, Arthur M. Dresner, Andrew A. Boccone, and Christopher W. Nolan, Sr., held two meetings in executive session without the presence of non-independent directors and management in accordance with NASDAQ rules. All of the independent directors were present at both of the meetings. No fee was paid to such directors for these meetings.

     The Board of Directors has a Stock Option Committee which considers proposals to grant options under the 2004 Stock Option Plan. This is not a standing committee. In past years the Stock Option Committee has consisted of two directors who were selected prior to the granting of options. There were no Stock Option Committee meetings during the fiscal year ended December 31, 2010.

     The Board of Directors has a Compensation Committee which was formed in 1999 for the purpose of recommending to the Board the compensation of corporate officers and key employees for the ensuing year. Members of the Compensation Committee are Messrs. Lawrence F. Maietta, Arthur M. Dresner, and Andrew A. Boccone. Kenneth H. Globus acts as advisor to the Committee representing management. The Committee held one meeting in 2010. The Compensation Committee does not have a charter. Neither management nor the Committee has engaged a consultant to provide advice on compensation.

     The Compensation Committee targets a total dollar amount to be allocated in the form of bonuses to all employees for the year. It also sets the specific bonus to be paid to each officer and key employee. These bonuses are paid as a single sum cash bonus in July of each year. In addition, the Committee recommends the amount of any cost of living increase for all employees based upon U.S. Department of Labor statistics for the prior year.

     The Compensation Committee does not set compensation of Directors. Instead, the full Board of Directors acts on recommendations made by the independent directors. In its review of compensation of Directors, the Board considers various factors, such as compensation of Directors in other public companies of a similar size, the time spent by Board and Committee members in their service to the Company, and recent changes that may result in an increase or decrease in the responsibilities or time commitment of a Board and Committee member.

     The Board does not have a Nominating Committee. The full Board of Directors fulfills the role of a nominating committee. Final selections are made by a majority of the independent directors. Kenneth H. Globus, Robert S. Rubinger, and Henry P. Globus are not independent as that term is defined by the listing standards of NASDAQ. It is the position of the Board that it is appropriate for the Company not to have a separate nominating committee because the size, composition and collective independence of the Board enables it to adequately fulfill the functions of a standing committee. NASDAQ does not require the Company to have a separate nominating committee but does require that Board nominees be selected by either a nominating committee composed solely of independent directors or by a majority of the independent directors. The Board does not consider diversity in identifying nominees for director positions.

     The Board identifies director candidates through a combination of referrals, including by management, existing Board members, and stockholders. Once a candidate has been identified, the Board reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. If the independent directors believe it to be appropriate, such directors may meet with the proposed nominee before making a final determination on whether to include the proposed nominee as a member of management's slate of director nominees submitted to the stockholders for election to the Board. The Board will evaluate stockholder-nominated candidates under the same criteria as director-nominated candidates. Stockholders wishing to refer director candidates to the Board should do so in writing and they should be delivered to the Board c/o Corporate Secretary, United-Guardian, Inc., P.O. Box 18050, Hauppauge, NY 11788. The Board of Directors has adopted a corporate resolution with regard to the nominating process as discussed above. The Board has no charter for the nominating process.

     In 2010 all seven Directors serving at that time attended the Annual Meeting of stockholders.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is comprised of three directors:  Arthur M. Dresner, Andrew A. Boccone, and Christopher W. Nolan, Sr. All of the Audit Committee members are independent as that term is defined in the listing standards of NASDAQ.

     The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s consolidated financial report, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally.

     In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2010, with Company management and Holtz Rubenstein Reminick LLP ("Holtz"), the independent auditors. The Audit Committee received the written disclosures and the letter from Holtz required by applicable requirements of the Public Company Accounting Oversight Board regarding Holtz’s communications with the Audit Committee concerning independence, and discussed with Holtz any relationships which might impair that firm's independence from management and the Company and satisfied itself as to the auditors' independence. The Audit Committee reviewed and discussed with Holtz all communications required by generally accepted auditing standards, including Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380).

     Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors  that the Company's audited consolidated financial statements for the year ended December 31, 2010, be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

/s/ Arthur M. Dresner               /s/ Andrew A. Boccone               /s/ Christopher W. Nolan, Sr.

     The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed "filed" with the SEC, incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (except to the extent the Company specifically incorporates this Report by reference therein) or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Summary Compensation Table
Executive Officers

     The following table sets forth for the years ended December 31, 2009 and December 31, 2010 certain information concerning the compensation awarded to, earned by or paid to the Company's principal executive officer and the two most highly compensated executive officers other than the principal executive officer:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compen-sation ($)	Non-qualified deferred compen-sation earnings ($)	All other compen-sation* ($)	Total ($)
Kenneth H. Globus, President (Principal Executive Officer) and Chairman of the Board	2009	247,249	68,200	-	-	-	-	26,983*	342,432
	2010	247,147	85,000	-	-	-	-	28,359*	360,506

Robert S. Rubinger, Executive Vice President and Chief Financial Officer	2009	170,977	16,600	-	-	-	-	19,721*	207,298
	2010	167,101	19,900	-	-	-	-	21,004*	208,005

Joseph J. Vernice, Vice President	2009	157,908	21,000	18,091*	196,999
	2010	155,540	25,000	19,334*	199,574

* In both 2009 and 2010 under the Company’s 401(k) plan for all of its employees, the Company made a contribution of up to 4% of each employee’s salary for an employee’s elective deferral of 4% of salary. In addition, in 2009 the Company began making a discretionary contribution to all employees’ 401(k) accounts based on a formula that qualifies the 401(k) plan under IRS Safe Harbor provisions. These amounts represent the Company's contribution for each year. There are no other items included in these amounts.

Pension Plans

     The Company previously sponsored a defined benefit pension plan (the “Plan”) for all of its full time employees. The Plan provided for a maximum benefit at age 65 based on 1% of pay (the 5 consecutive years in the last ten years of service which give the highest average pay) times years of service to a maximum of 30% of pay for 30 years of service. Vesting began at 20% after 3 years of service and increased 20% per year to 100% vesting after 7 years of service. On December 31, 2007, the Company curtailed the Plan, thereby stopping any benefits from accruing beyond that date. The Company initiated the process to terminate the Plan in November 2008 and received IRS approval to terminate the Plan in March 2010. All Plan assets were distributed in July 2010. The Plan has been replaced by enhanced Company contributions to the existing, qualified 401(k) plan and such 401(k) plan adds a discretionary Company contribution to each employee’s account based on a formula that qualifies it under IRS Safe Harbor provisions.

     AII of the persons named in the Summary Compensation Table above participated in the Plan and were 100% vested as of December 31, 2007, when the Plan was curtailed and all benefits stopped accruing. Kenneth H. Globus had over 24 years of credited service, Robert S. Rubinger had 30 years of credited service (the maximum under the Plan), and Joseph J. Vernice had over 22 years of credited service.

Outstanding Equity Awards at Fiscal Year-End

     As of December 31, 2010, there were no outstanding equity awards held by the persons named in the Summary Compensation Table above.

Director Compensation

     Effective October 1, 2006, the Board of Directors adopted revised director fees. Directors who are not employees of the Company each receive an annual retainer of $8,000 (paid quarterly) and a fee of $1,500 for each meeting attended. Directors who are employees of the Company receive no separate compensation for their service as directors. Effective October 1, 2009, the Board of Directors adopted revised fees for Audit Committee members and Mr. Lawrence F. Maietta, as an adviser to the Committee. Each receives a retainer of $750 per quarter. Mr. Arthur M. Dresner, the Committee Chairman, receives an additional $250 per quarter. In addition, each receives a fee of $1,250 for the Annual Audit Committee Meeting and $750 for each quarterly meeting. The Audit Committee Chairman, Mr. Arthur M. Dresner, receives an additional $1,250 for the Annual Committee Meeting and an additional $750 for each quarterly meeting. The Committee Secretary, Mr. Andrew A. Boccone, receives an additional $250 for each meeting. Compensation Committee members each receive a fee of $1,000 for each meeting attended. No fees are paid for Stock Option Committee meetings or for meetings of the independent directors.

     On March 9, 2010 the Board of Directors established a Special Committee for the sole purpose of evaluating the proposed sale of Common Stock by Kenneth H. Globus, President of the Company, back to the Company. The Special Committee consisted of Arthur M. Dresner, Chairman, Andrew A. Boccone and Christopher W. Nolan, Sr., all of whom are disinterested, independent Directors. Each member of the Special Committee received a fee of $5,000 for services provided as a member of the Special Committee.

     The following table sets forth for the fiscal year ended December 31, 2010 certain information concerning the compensation paid to Directors of the Company who are not “named executive officers” (as such term is defined in Item 402(m)(2) of Regulation S-K):

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-Equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Henry P. Globus	14,000	-	-	-	-	22,296 (1)	36,296
Lawrence F. Maietta	21,500	-	-	-	-	16,500 (2)	38,000
Arthur M. Dresner	31,000	-	-	-	-	-	31,000
Andrew A. Boccone	27,500	-	-	-	-	-	27,500
Christopher W. Nolan, Sr.	25,500	-	-	-	-	-	25,500

(1)
Consulting fee in accordance with a post-retirement agreement under which Henry P. Globus provides consulting services to the Company related to his prior responsibilities as Executive Vice President. Currently, he receives a fee of $1,858/month, which is adjusted annually based on the cost of living index. In addition, he receives medical and dental benefits equivalent to those provided to officers of the Company.

(2)	Consulting fee paid to Bonamassa, Maietta & Cartelli, LLP for reviewing quarterly and annual financial statements and corporate tax returns.

APPOINTMENT OF ACCOUNTANTS

     The firm of Holtz Rubenstein Reminick LLP (“Holtz”), independent registered public accounting firm of Melville, N.Y., has been appointed by the Audit Committee of the Board of Directors to be the independent accountants of the Company for the fiscal year ending December 31, 2011. The appointment of such firm is subject to ratification by the stockholders at the Annual Meeting. Management believes that the firm is well qualified and recommends a vote in favor of the ratification.

     Representatives of Holtz are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HOLTZ RUBENSTEIN REMINICK LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011. PROXIES WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF HOLTZ RUBENSTEIN REMINICK LLP, IF NO DIRECTION IS GIVEN IN THE PROXIES.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     On July 10, 2009, as directed and approved by the Audit Committee of the Company’s Board of Directors, the Company formally dismissed Eisner LLP (“Eisner”) as the Company’s independent accountant.

     Eisner had audited the Company’s financial statements for the fiscal years ended December 31, 2002 through December 31, 2008. The audit reports of Eisner on the Company’s financial statements for the years ended December 31, 2008 and 2007, and any interim periods up to and including the date our relationship with Eisner ceased, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During the period from Eisner's appointment as the Company’s independent accountant through the date of this Report, there have been no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Eisner, would have caused it to make reference to the subject matter of the disagreements in connection with its report.  There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     On July 10, 2009, as directed and approved by the Audit Committee of the Company’s Board of Directors, the Company formally retained Holtz as the Company’s independent accountant, effective immediately.

     During the two most recent fiscal years and through the date of this Proxy Statement, the Company has not consulted with Holtz regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, as well as any matters or reportable events described in Items 304(a)(2)(i) or (ii) of Regulation S-K.

     The Company previously provided a copy of this disclosure to Eisner, and requested that Eisner furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of Eisner’s response was included as Exhibit 16.1 to the Company’s Form 8-K filed with the SEC on July 10, 2009.

Audit Fees

     The aggregate fees that have been or are expected to be billed by Holtz, the Company’s principal accountants, to the Company for the review and audit of the Company's financial statements for 2010 are approximately $83,000 ($5,000 for each of the three quarterly reviews, $67,000 for the year-end audit for the fiscal year ended December 31, 2010, and up to $1,000 for out-of-pocket expenses).

     The aggregate fees paid to Holtz for the review and audit of the Company’s financial statements for 2009 were approximately $76,000 ($5,000 for the quarterly reviews for the two fiscal quarters ended June 30 and September 30, 2009, $65,000 for the year-end audit for the fiscal year ended December 31, 2009, and approximately $1,000 for out-of-pocket expenses). In addition, the Company paid its previous auditor, Eisner, $12,725 for its review of the Company's financial statements for the fiscal quarter ended March 31, 2009.

Audit-Related Fees

     During 2010 there were no fees paid to Holtz in connection with the Company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX Compliance"). In March 2010 Eisner billed the Company $4,500 for services in connection with the transition to the new auditors and for the reissuance of their FY-2008 audit opinion for inclusion in the Company’s Form 10-K for FY-2009.

     During 2009 Holtz billed the Company $1,662 in fees related to SOX Compliance, and Eisner billed the Company $1,575 in fees relating to SOX Compliance. All of the services described in the preceding sentence were approved by the Audit Committee.

     No other fees were billed by Holtz or Eisner for the last two years that were reasonably related to the performance of the audit or review of the Company's financial statements and not reported under "Audit Fees" above.

Tax Fees

     There were no other fees billed by Holtz or Eisner during the last two fiscal years for professional services rendered for tax compliance, tax advice, or tax planning. Accordingly, none of such services were approved pursuant to pre-approval procedures or permitted waivers thereof.

All Other Fees

     There were no non-audit-related fees billed to the Company by Holtz in 2010 or 2009. In 2009 Eisner billed the Company $4,000 for its assistance in responding to a comment letter from the SEC. All of the services described above were approved by the Audit Committee. Accordingly, none of such services were approved pursuant to pre-approval procedures or permitted waivers thereof.

Pre-approval Policies for Audit Services

     Engagement of accounting services by the Company is not made pursuant to any pre-approval policies or procedures. The Company believes that its accounting firm is independent because all of its engagements by the Company are approved by the Company's Audit Committee prior to any such engagement.

     The Audit Committee of the Company's Board of Directors meets periodically to review and approve the scope of the services to be provided to the Company by its independent accountant, as well as to review and discuss any issues that may arise during an engagement. The Audit Committee is responsible for the prior approval of every engagement of the Company's independent auditors to perform audit and permissible non-audit services for the Company (such as quarterly reviews, tax matters, consultation on new accounting and disclosure standards and, in future years, reporting on management's internal controls assessment).

     Before the auditors are engaged to provide those services, the chief financial officer and the controller will make a recommendation to the Audit Committee regarding each of the services to be performed, including the fees to be charged for such services. At the request of the Audit Committee the independent auditors and/or management shall periodically report to the Audit Committee regarding the extent of services being provided by the independent auditors, and the fees for the services performed to date.

ANNUAL REPORT TO STOCKHOLDERS

     The Annual Report to Stockholders for the fiscal year ended December 31, 2010 accompanies this Proxy Statement. The Annual Report contains financial and other information about the Company, but is not incorporated into this Proxy Statement and is not deemed to be a part of the proxy soliciting material.

STOCKHOLDER PROPOSALS

     Proposals of stockholders for possible consideration at the 2012 Annual Meeting (expected to be held in May 2012) must be received by the Secretary of the Company not later than December 12, 2011 to be considered for inclusion in the proxy statement for that meeting, if appropriate for consideration under applicable securities laws. Stockholders who wish to make a proposal at the 2012 Annual Meeting-other than one that will be included in the Company's proxy materials-must notify the Secretary of the Company no later than February 26, 2012. If a stockholder who wishes to present a proposal fails to notify the Company by February 26, 2012, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the foregoing procedure, the proposal is brought before the meeting, then under the SEC’s proxy rules the proxies solicited by management with respect to the 2012 Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

     The Board of Directors has adopted the following procedure for stockholders to send communications to the Board. Stockholders who wish to send communications to directors should refer to the Company's website at: www.u-g.com and direct those communications to Mr. Arthur M. Dresner, Chairman of the Audit Committee, whose email address is posted there. All communications sent to Mr. Dresner, but addressed to other Board members, will be forwarded to that Board member by Mr. Dresner.

OTHER BUSINESS

     Management of the Company knows of no business other than that referred to in the foregoing Notice of Annual Meeting and Proxy Statement that may come before the Annual Meeting.

By order of the Board of Directors
Robert S. Rubinger, Secretary
Dated:  April 11, 2011

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, BUT EXCLUDING EXHIBITS, TO EACH STOCKHOLDER WHO REQUESTS THE 10-K IN WRITING ADDRESSED TO: ROBERT S. RUBINGER, CORPORATE SECRETARY, UNITED-GUARDIAN, INC., P. O. BOX 18050, HAUPPAUGE, NEW YORK 11788.